Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65382) pertaining to the Health Management Associates, Inc. Retirement Savings Plan of our report dated June 15, 2011, with respect to the financial statements and schedules of the Health Management Associates, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Certified Public Accountants

Miami, Florida

June 15, 2011